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                                                             EXHIBIT 23.a




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-44806 and No. 33-64143) of BW/IP, Inc. of our report dated February 15, 1996 appearing on page 36 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-2 of this Form 10-K.




PRICE WATERHOUSE LLP


Los Angeles, California
March 28, 1996